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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Community Bancorp Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-88455, 333-88457 and 333-88473) on Form S-8 of Community Bancorp Inc. of our report dated January 13, 1999, relating to the consolidated statements of income and comprehensive income, shareholders' equity and cash flows of Community Bancorp Inc. and subsidiaries (formerly Fallbrook National Bank) for the year ended December 31, 1998, which report appears in the December 31, 2000 , annual report on Form 10-KSB of Community Bancorp Inc.

                                    KPMG LLP

San Diego, California
March 23, 2001